UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265
Registrant's telephone number

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition

On January 22, 2014, Palmetto Bancshares, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) containing a news release announcing its results of operations for the three months and year ended December 31, 2013.

Subsequent to the filing of the Form 8-K and prior to the issuance of its financial statements and filing of its annual report on Form 10-K for the year ended December 31, 2013 with the SEC, the Company became aware of additional information regarding the deteriorated financial condition of a particular borrower with loans outstanding at December 31, 2013. The information provided additional evidence about conditions that existed at December 31, 2013 impacting the realization of the outstanding loans. Accordingly, this additional information represents a subsequent event that, under generally accepted accounting principles, is required to be recognized in the Company’s financial statements as of and for the period ended December 31, 2013. As a result, the Company recorded an additional provision for loan losses for the three months and year ended December 31, 2013 which reduced net income by $853 thousand ($0.07 per diluted share) for both the three months and year ended December 31, 2013 from that previously reported on the Form 8-K filed on January 22, 2014.

This Form 8-K/A is being filed with the SEC to provide updated financial information related to the Company’s results of operations for the three months and year ended December 31, 2013 to reflect the impact of the additional information. The financial information contained herein supersedes in its entirety the financial information contained in the Form 8-K filed on January 22, 2014.

Financial statement schedules for Palmetto Bancshares, Inc. for the three months and year ended December 31, 2013 are attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit
99.1	Palmetto Bancshares, Inc. financial statement schedules as of and for the three months and year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones

Roy D. Jones

Chief Financial Officer

Date: January 30, 2014